Exhibit 99.1

INTERIM LOAN AGREEMENT

dated as of

August 8, 2007

among

MOODY’S CORPORATION

The Borrowing Subsidiaries Party Hereto

The Lenders Party Hereto

JPMORGAN CHASE BANK, N.A.

as Administrative Agent,

BANK OF AMERICA, N.A.

as Syndication Agent,

and

WACHOVIA BANK NATIONAL ASSOCIATION

as Documentation Agent

$500,000,000 INTERIM LOAN FACILITY

J.P. MORGAN SECURITIES INC.,

BANC OF AMERICA SECURITIES LLC

AND

WACHOVIA CAPITAL MARKETS, LLC

as Joint Lead Arrangers and Joint Bookrunners

i

ARTICLE 7
EVENTS OF DEFAULT

ARTICLE 8
THE ADMINISTRATIVE AGENT

ARTICLE 9
GUARANTEE

ARTICLE 10
MISCELLANEOUS

Section 10.01.	Notices	51
Section 10.02.	Waivers; Amendments	52
Section 10.03.	Expenses; Indemnity; Damage Waiver	53
Section 10.04.	Successors and Assigns	54
Section 10.05.	Survival	59
Section 10.06.	Counterparts; Integration; Effectiveness	59
Section 10.07.	Severability	60
Section 10.08.	Right of Setoff	60
Section 10.09.	Governing Law; Jurisdiction; Consent to Service of Process	60
Section 10.10.	Waiver of Jury Trial	61
Section 10.11.	Headings	61
Section 10.12.	Confidentiality	61
Section 10.13.	Interest Rate Limitation	62
Section 10.14.	Conversion of Currencies	62
Section 10.15.	USA Patriot Act	63

SCHEDULES:

Schedule 2.01	—	Lenders and Facility Commitments
Schedule 3.12	—	Subsidiaries
Schedule 6.01	—	Existing Liens

EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B-1	—	Form of Opinion of Company’s Counsel
Exhibit B-2	—	Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
Exhibit C	—	Form of Opinion of Borrowing Subsidiary’s Counsel
Exhibit D	—	Form of Borrowing Subsidiary Agreement
Exhibit E	—	Form of Borrowing Subsidiary Termination
Exhibit F	—	Form of Statement Relating to Tax Status

INTERIM LOAN AGREEMENT dated as of August 8, 2007, among MOODY’S CORPORATION, the BORROWING SUBSIDIARIES party hereto, the LENDERS party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, and Wachovia Bank, N.A., as Documentation Agent.

The parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acceptable Insurer” means (i) Lloyd’s of London, so long as it is rated at least 3 crowns by Standard & Poor’s, (ii) an insurance company having an A.M. Best rating of “A-” or better or a Moody’s rating of A3 or better and being in a financial size category of IX or larger (as such category is defined on the date hereof) or (iii) an insurance company otherwise reasonably acceptable to the Administrative Agent.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. No SPC of any Lender shall be an Affiliate of such Lender.

“Agreement Currency” has the meaning assigned to such term in Section 10.14.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Facility Commitments represented by such Lender’s Facility Commitment. If the Facility Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Facility Commitments most recently in effect, giving effect to any assignments.

“Applicable Rate” means, for any day, with respect to any Eurocurrency Loan, or with respect to the facility fees payable pursuant to Section 2.09, as the case may be, the applicable rate per annum set forth below under the caption “Eurocurrency Spread” or “Facility Fee Rate”, as the case may be, based upon the Total Debt to EBITDA Ratio, as of the most recent determination date referred to below:

	Category 1	Category 2	Category 3	Category 4	Category 5
Total Debt to EBITDA Ratio (“R”):	R < 0.5:1	R ≥ 0.5:1 but less than 0.75:1	R ≥ 0.75:1 but less than 1.5:1	R ≥ 1.5:1 but less than 2.0:1	R ≥ 2.0:1
Facility Fee Rate	.080%	.090%	.100%	.125%	.150%
Eurocurrency Spread	.170%	.210%	.275%	.375%	.475%

For purposes of the foregoing, (i) the Total Debt to EBITDA Ratio shall be determined as of the end of each fiscal quarter of the Company’s fiscal year based upon the Company’s consolidated financial statements delivered pursuant to Section 5.01(a) or 5.01(b) and (ii) each change in the Applicable Rate resulting from a change in the Total Debt to EBITDA Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided, that if the Company fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or 5.01(b), the Applicable Rate shall be determined by reference to the Category next above the Category then in effect until the resultant Default shall become an Event of Default, at which time the Applicable Rate shall be deemed to be Category 5 until such financial statements shall have been delivered.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Available Facility Commitment” means, with respect to any Lender at any time, an amount equal to such Lender’s Facility Commitment at such time minus the aggregate principal amount of Loans made by such Lender prior to such time.

“Availability Period” means with respect to the Facility Commitments, the period from and including the Effective Date to but excluding the earlier of November 6, 2007 and the date of termination of the Facility Commitments pursuant to Section 2.06 or Article 7.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means the Company or any Borrowing Subsidiary.

“Borrowing” means Loans to the same Borrower of the same Type made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

“Borrowing Date” means any Business Day specified in a notice pursuant to Section 2.03 as a date on which the relevant Borrower requests Loans to be made hereunder.

“Borrowing Minimum” means $1,000,000.

“Borrowing Multiple” means $1,000,000.

“Borrowing Request” means a request for a Borrowing in accordance with Section 2.03.

“Borrowing Subsidiary” means, at any time, any Subsidiary of the Company designated as a Borrowing Subsidiary by the Company pursuant to Section 2.17 that has not ceased to be a Borrowing Subsidiary pursuant to such Section or Article 7.

“Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit D.

“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit E.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in dollars in the London interbank market.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were not (i) nominated by the board of directors of the Company or (ii) appointed by directors so nominated or appointed.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.12(c), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company” means Moody’s Corporation, a Delaware corporation, and its successors.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Designated Subsidiary” means (i) Moody’s, a Delaware corporation, and (ii) any other Subsidiary designated as a “Designated Subsidiary” by the Company.

“Disclosed Matters” means the actions, suits and proceedings and other matters disclosed in the Company’s Report on Form 10-K filed with the Securities and Exchange Commission for the annual period ending December 31, 2006, as updated by the Company’s Reports on Form 10-Q filed with the Securities and Exchange Commission for the quarterly periods ending March 31, 2007 and June 30, 2007.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Borrowing Subsidiary” means any Borrowing Subsidiary organized under the laws of any jurisdiction in the United States.

“EBITDA” means, for any period, the consolidated net income of the Company and its consolidated Subsidiaries for such period plus, to the extent deducted in computing such consolidated net income for such period, the sum (without duplication) of (a) income tax expense, (b) Interest Expense, (c) depreciation and amortization expense and (d) extraordinary losses, and minus, to the extent added in computing such consolidated net income for such period, extraordinary gains.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.02).

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article 7.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income (including branch profits or similar taxes) imposed as a result of a present or former connection between such Lender or the Administrative Agent and the Governmental Authority imposing such tax (other than any such connection arising solely from such Lender or the Administrative Agent having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) and (b) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender to the extent they are in effect and would apply as of the date such Foreign Lender becomes a party to this Agreement or designates a new lending office (including withholding taxes that would be imposed on payments made by a Borrowing Subsidiary the Relevant Jurisdiction with respect to which is the United Kingdom, regardless of whether the Company has designated such a Borrowing Subsidiary) (other than with respect to any Foreign Lender that is a

Foreign Lender with respect to any Borrowing Subsidiary that is designated after the date of this Agreement (other than a Borrowing Subsidiary the Relevant Jurisdiction with respect to which is United Kingdom)), or that is attributable to such Foreign Lender’s failure to comply with Section 2.14(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the applicable Borrower with respect to such withholding tax pursuant to Section 2.14(a).

“Facility Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans hereunder, expressed as an amount representing the maximum aggregate principal amount of Loans to be made by such Lender as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender’s Facility Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Facility Commitment, as applicable. The initial aggregate amount of the Facility Commitments is $500,000,000.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next  1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next  1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” of any Person means the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“Foreign Lender” means, with respect to any Loan, any Lender making such Loan that is organized under the laws of a jurisdiction other than the Relevant Jurisdiction.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”), whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing unconditional right to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (the amount of any Indebtedness resulting from this clause (e) shall be equal to the lesser of (i) the amount secured by such Lien and (ii) the fair market value of the property subject to such Lien as determined in good faith by such Person), (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty issued by banks or other financial institutions and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances created for the account of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Interest Coverage Ratio” means, for any period, the ratio of (a) EBITDA for such period to (b) Interest Expense for such period.

“Interest Election Request” means a request by the relevant Borrower to convert or continue a Borrowing in accordance with Section 2.05.

“Interest Expense” means, for any period, (x) the interest expense of the Company and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP and including (i) the amortization of debt discounts to the extent included in interest expense in accordance with GAAP, (ii) the amortization of all fees (including fees with respect to Swap Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense in accordance with GAAP, and (iii) the portion of any rents payable under capital leases allocable to interest expense in accordance with GAAP minus (y) the interest income of the Company and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the relevant Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Judgment Currency” has the meaning assigned to such term in Section 10.14.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent in consultation with the Company from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate at which the Administrative Agent is offered dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” means, with respect to any asset of any Person, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset of any Person, for the purpose of securing any obligation of such Person or any other Person, and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Company and the Subsidiaries taken as a whole, (b) the ability of the Company to perform any of its payment obligations under this Agreement or (c) the rights of or benefits available to the Lenders under this Agreement.

“Material Indebtedness” means Indebtedness (other than the Loans), or obligations in respect of one or more Swap Agreements, of the Company and its Subsidiaries in an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Subsidiary” means any Borrowing Subsidiary and any Subsidiary (a) the Total Assets of which exceed 10% of the Total Assets of the Company and its consolidated Subsidiaries as of the end of the most recently completed fiscal year or (b) the Net Revenue of which exceeds 10% of the Net Revenue of the Company and its consolidated Subsidiaries as of the end of the most recently completed fiscal year, provided that (i) any Subsidiary that directly or indirectly owns a Material Subsidiary shall itself be a Material Subsidiary and (ii) in the event Subsidiaries that would otherwise not be Material Subsidiaries shall in the aggregate account for a percentage in excess of 15% of the Total Assets or 15% of the Net Revenue of the Company and its consolidated Subsidiaries as of the end of the most recently completed fiscal year, then one or more of such Subsidiaries designated by the Company (or, if the Company shall make no designation, one or more of such Subsidiaries in descending order based on their respective contributions to such determination of Total Assets), shall be included as Material Subsidiaries to the extent necessary to eliminate such excess.

“Maturity Date” means February 8, 2008 (or, if such day if not a Business Day, the next succeeding Business Day).

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Revenue” means, with respect to any Person for any period, the net revenue of such Person and its consolidated subsidiaries, determined on a consolidated basis in accordance with GAAP for such period.

“Net Proceeds” means, with respect to any Takeout Transaction, the excess of (i) the cash proceeds received by the Borrower or any Subsidiary from such Takeout Transaction (or in the case of unfunded commitments, the aggregate amount of commitments made available to the Borrower or such Subsidiary pursuant to such Takeout Transaction) minus (ii) commissions, costs, fees and other expenses incurred by the Borrower or such Subsidiary in connection with such Takeout Transaction.

“Obligations” means the obligations of each of the Borrowing Subsidiaries under this Agreement and the Borrowing Subsidiary Agreements with respect to the payment of (i) the principal of and interest on the Loans to each such Borrowing Subsidiary when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of each of the Borrowing Subsidiaries hereunder and thereunder.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

“Participant” has the meaning set forth in Section 10.04(c).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes that are not yet delinquent or are being contested in compliance with Section 5.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, landlords’, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and deposits securing liabilities to insurance carriers under insurance or self-insurance arrangements; and

(e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A., as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Register” has the meaning set forth in Section 10.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Jurisdiction” means (i) in the case of any Loan to the Company or any Domestic Borrowing Subsidiary, the United States of America, and (ii) in the case of any Loan to any other Borrowing Subsidiary, the jurisdiction imposing (or having the power to impose) withholding tax on payments by such Borrowing Subsidiary under this Agreement.

“Required Lenders” means, at any time, Lenders having Loans and unused Facility Commitments representing at least 100% of the sum of the total Loans and unused Facility Commitments at such time.

“SPC” has the meaning set forth in Section 10.04(e).

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve, liquid asset or similar percentages shall include those imposed pursuant to Regulation D of the Board. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Company.

“Successor Corporation” has the meaning set forth in Section 6.02(c).

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.

“Takeout Transaction” means (i) each equity or equity-linked or debt capital markets transaction consummated by the Borrower or any Subsidiary after the date of this Agreement and (ii) each new or increased committed syndicated bank credit facility consummated by the Borrower or any Subsidiary after the date of this Agreement.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Total Assets” means, at any date as to any Person, the total assets of such Person and its consolidated subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

“Total Debt” means, at any date all indebtedness of the Company and its consolidated Subsidiaries at such date to the extent such items should be reflected on the consolidated balance sheet of the Company (excluding any such items which appear only in the notes to such consolidated balance sheet) at such date in accordance with GAAP.

“Total Debt to EBITDA Ratio” means, at any time, the ratio of (a) Total Debt at such time to (b) EBITDA for the most recent period of four consecutive fiscal quarters of the Company ended at or prior to such time. Solely for purposes of this definition, (i) if the Company or any of its consolidated subsidiaries shall have completed an acquisition of all or a substantial part of the assets, or a going concern business or division, of any Person, or (ii) if the Company shall have merged with any Person during such period or (iii) the Company or any of its consolidated subsidiaries shall have disposed of all or a substantial part of its assets or a going concern business or division, in each case, EBITDA for the relevant period shall be determined on a pro forma basis as if such acquisition, disposition or merger, and the incurrence of any related Indebtedness, had occurred on the first day of such period.

“Transactions” means the execution, delivery and performance by the Borrowers of this Agreement and the Borrowing Subsidiary Agreements, the borrowing of Loans and the use of the proceeds thereof described in Section 3.13.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate or the Alternate Base Rate.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Type (e.g., a “Eurocurrency Loan” or a “Eurodollar Borrowing”).

Section 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE 2

THE CREDITS

Section 2.01. Facility Commitments. Subject to the terms and conditions set forth herein, each Lender, severally and not jointly, agrees to make Loans, denominated in dollars, to any Borrower from time to time during the Availability Period for the Facility Commitments in an aggregate principal amount not exceeding such Lender’s Facility Commitment. The Facility Commitments are not revolving in nature, and amounts repaid or prepaid may not be reborrowed.

Section 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Facility Commitments.

(b) Subject to Section 2.11, each Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the applicable Borrower may request in accordance herewith. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement and (ii) unless any Borrower shall request that an Affiliate of a Lender make a Loan, a Lender may not recover for any increased costs under Section 2.12 or 2.14 incurred solely as a result of an Affiliate of such Lender, rather than such Lender, making a Loan, if, without economic disadvantage to, and consistent with the policies and practices of, such Lender, such Loan could have been made in a manner that would have avoided such increased costs under Section 2.12 or 2.14.

(c) At the commencement of each Interest Period for any Borrowing, such Borrowing shall be in an aggregate amount that is at least equal to the Borrowing Minimum and an integral multiple equal to the Borrowing Multiple; provided that an ABR Borrowing may be in an aggregate amount that is equal to the aggregate Available Facility Commitments. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurocurrency Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.03. Requests for Borrowings. To request a Borrowing, a Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing and (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the same day as the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(iv) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the relevant Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the relevant Borrower (i) promptly (but in no event later than 1:00 p.m., New York City time), by crediting the amounts so received by 12:00 noon, New York City time, in like funds, to an account of the Company maintained with the Administrative Agent in New York City, (and, if the applicable Borrower is a Borrowing Subsidiary, the Company shall make such funds available to such Borrowing Subsidiary)), or (ii) to such other account as may be specified in the applicable Borrowing Request.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and each Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the relevant Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of such Borrower, the interest rate applicable to the subject Loan. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing and the Administrative Agent shall return to such Borrower any amount (including interest) paid by the Borrower to the Administrative Agent pursuant to this paragraph with respect to such amount.

Section 2.05. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the relevant Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, a Borrower shall notify the Administrative Agent of such election by telephone by the time and at the office at which a Borrowing Request would be required to be delivered under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form reasonably approved by the Administrative Agent and signed by the relevant Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then such Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Eurocurrency Borrowing with an interest period of one month duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid each Eurocurrency Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.06. Termination and Reduction of Facility Commitments. (a) Unless previously terminated, the Facility Commitments shall each terminate on February 8, 2008.

(b) The Company may at any time terminate, or from time to time reduce, the Facility Commitments; provided that each reduction of the Facility Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

(c) No later than the Business Day following the date of consummation of any Takeout Transaction, the Available Facility Commitments (if any) shall be ratably reduced by an aggregate amount equal to the lesser of (i) the Net Proceeds of such Takeout Transaction and (ii) the aggregate Available Facility Commitments at such time.

(d) The Company shall notify the Administrative Agent of any termination or reduction of the Available Facility Commitments under paragraph (b) or (c) of this Section at least one Business Day prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that such notice delivered by the Company may state that such notice is conditioned upon the consummation of a Takeout Transaction, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Facility Commitments shall be permanent. Each reduction of the Facility Commitments shall be made ratably among the Lenders, in accordance with their respective Facility Commitments.

Section 2.07. Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Borrower on the Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, each Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and the Company. Thereafter, the Loans evidenced by each such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.08. Prepayment of Loans. (a) Any Borrower shall have the right at any time and from time to time to prepay any Borrowing of such Borrower in whole or in part, without premium or penalty, subject to prior notice in accordance with paragraph (c) of this Section.

(b) Within three Business Days of any Takeout Transaction, the Borrowers shall prepay outstanding Loans in an aggregate principal amount equal to the excess, if any, of (i) the Net Proceeds of such Takeout Transaction over (ii) the amount of any mandatory reduction of the Available Facility Commitments pursuant to Section 2.06(c) on account of such Takeout Transaction.

(c) The relevant Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that such a notice delivered by the Borrower may state that such notice is conditioned upon the consummation of other credit facilities or a Takeout Transaction, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10.

Section 2.09. Fees. The Company agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of (i) the Facility Commitment of such Lender (whether used or unused) during the period from and including the date hereof to but excluding the date on which such Facility Commitment terminates and (ii) thereafter, the aggregate outstanding principal amount of the Loans of such Lender. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Loans are repaid in full, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Loans mature shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for actual number of days elapsed (including the first day but excluding the last day).

Section 2.10. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate.

(b) The Loans comprising each Eurocurrency Borrowing shall bear interest at a rate per annum equal to the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided above.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be presumed correct absent manifest error.

Section 2.11. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(a) the Administrative Agent determines (which determination shall be presumed correct absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period or

(b) the Administrative Agent is advised by the Required Lenders that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period, then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective, and any Eurocurrency Borrowing so requested to be continued shall, at the option of the Company, be repaid in full on the last day of the Interest Period applicable thereto, or be converted to an ABR Borrowing denominated in dollars and (ii) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing.

Section 2.12. Increased Costs. (a) If any Governmental Authority shall have in effect any reserve, liquid asset or similar requirement with respect to any category of deposits or liabilities customarily used to fund Loans, or by reference to which interest rates applicable to Loans are determined, and the result of such requirement shall be to increase the cost to such Lender of making or maintaining any Loan, and such Lender shall deliver to the Company a notice requesting compensation under this paragraph and setting forth the applicable Statutory Reserve Rate, then the Company shall pay to such Lender on each Interest Payment Date with respect to each affected Loan additional interest at a rate per annum up to but not exceeding the excess of (i) the rate otherwise applicable to such Loan (the “Applicable Interest Rate”) divided by one minus the applicable Statutory Reserve Rate over (ii) the Applicable Interest Rate.

(b) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement covered by subsection (a) above); or

(ii) impose on any Lender or the London interbank market (or any other market in which the funding operations of such Lender shall be conducted with respect to any Eligible Currency) any other condition affecting this Agreement or Eurocurrency Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan or (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender in respect thereof hereunder (whether of principal, interest or otherwise), then the Company will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(c) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(d) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a), (b) or (c) of this Section shall be delivered to the Company and shall be presumed correct absent manifest error. The Company shall pay such Lender the amount due under this Section within 10 days after receipt of the relevant certificate.

(e) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.13. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.08(c) and is revoked in accordance herewith), or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.16, then, in any such event, the Company shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for deposits in the same currency from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be presumed correct absent manifest error. The Company shall pay such Lender the amount due under this Section within 10 days after receipt of the relevant certificate.

Section 2.14. Taxes. (a) Any and all payments by or an account of any obligation of any Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The relevant Borrower shall indemnify the Administrative Agent and each Lender, within 15 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of any Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section), and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Each Lender that is not a United States person as defined in section 7701(a)(30) of the Code shall, if legally able to do so, prior to the immediately following due date of any payment by the Borrower under this Agreement, deliver to the Borrower Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Lender claiming exemption from U.S. federal withholding tax with respect to payments under this Agreement under section 871(h) or 881(c) of the code relating to payments of “portfolio interest”, Form W-8BEN and a statement substantially in the form of Exhibit F, and any other certificate or statement of exemption or any subsequent version thereof or successors thereto, properly completed and duly executed by such Lender claiming complete exemption or a reduced rate of United States federal withholding tax. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement pursuant to the law of a Relevant Jurisdiction, other than the United States of America, or under any treaty to which a Relevant Jurisdiction is a party shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

If the Company determines in good faith that a reasonable basis exists for contesting an Indemnified Tax or Other Tax, the relevant Lender or the Administrative Agent, as applicable, shall cooperate with the Company in challenging such Tax at the Company’s expense if requested by the Company. If any Lender or the Administrative Agent, as applicable, shall become aware that it is entitled to receive a refund in respect of Indemnified Taxes or Other Taxes pursuant to Section 2.14, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, apply for such refund if it is not otherwise disadvantageous to such Lender or the Administrative Agent. If any Lender or the Administrative Agent, as applicable, determines, in its sole discretion, that it has received a refund (whether by way of a direct payment or by offset) of any Indemnified Tax or Other Tax for which a payment has been made pursuant to Section 2.14 or realizes any credit or other tax benefit as a result of the payment of such Tax by any Borrower, which refund, credit or tax benefit in the good faith judgment of such Lender or the Administrative Agent, as the case may be, is allocable to such payment made under Section 2.14, the amount of such refund, credit or tax benefit (together with any interest received from the applicable Governmental Authority thereon) shall be paid to such Borrower, net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to such Borrower or any other Person.

Section 2.15. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees under Section 2.07, 2.08, 2.10, 2.12, 2.13, or 2.14) from a payment location in the United States prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, or at such other office as shall be specified for such purpose by the Administrative Agent, except that payments pursuant to Sections 2.12, 2.13, 2.14 and 10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder (whether of principal, interest or otherwise) shall be made in dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to any Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Company or the relevant Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute (or cause the Administrative Agent to distribute) to the Lenders the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to 2.04(b) or 2.15(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.16. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.12, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.12, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, or if any Lender defaults in its obligation to fund Loans hereunder, or if any Lender fails to approve any waiver or amendment to this Agreement which has been approved by the Required Lenders, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling such Borrower to require such assignment and delegation cease to apply.

Section 2.17. Borrowing Subsidiaries. On or after the Effective Date, the Company may designate any Subsidiary of the Company as a Borrowing Subsidiary by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company, and upon such delivery such Subsidiary shall for all purposes of this Agreement be a Borrowing Subsidiary and a party to this Agreement until the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Borrowing Subsidiary and a party to this Agreement. Notwithstanding the preceding sentence, no Borrowing Subsidiary Termination will become effective as to any Borrowing Subsidiary at a time when any principal of or interest on any Loan to such Borrowing Subsidiary shall be outstanding hereunder, provided that such Borrowing Subsidiary Termination shall be effective to terminate such Borrowing Subsidiary’s right to make further Borrowings under this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to the Lenders that:

Section 3.01. Organization; Powers. Each of the Company and its Material Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 3.02. Authorization; Enforceability. The Transactions are within the Company’s (and, as applicable, each Borrowing Subsidiary’s) corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, and each Borrowing Subsidiary Agreement with respect to any Borrowing Subsidiary (as to which a Borrowing Subsidiary Termination has not become effective) has been duly executed and delivered by the Company and such Borrowing Subsidiary and constitutes a legal, valid and binding obligation of the Borrowing Subsidiary thereunder, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, and except for such consents, approvals, registrations, filings and other actions the failure to obtain or make could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or any order of any Governmental Authority, except for such violations which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding the Company or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries, except for such violations and defaults which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Material Subsidiaries.

Section 3.04. Financial Condition; No Material Adverse Change. (a) The Company has heretofore furnished to the Lenders (i) its consolidated balance sheet at December 31, 2006 and the related consolidated statements of operations, shareholders’ equity and cash flows for the fiscal year ended December 31, 2006, in each case reported on by PricewaterhouseCoopers LLP, independent public accountants, and (ii) its consolidated balance sheet at June 30, 2007 and the related consolidated statements of operations, shareholders’ equity and cash flows for the fiscal quarter and the portion of the fiscal year ended June 30, 2007, certified by a Financial Officer of the Company. Such financial statements (including notes thereto) present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b) Since December 31, 2006, there has been no material adverse change in the business, assets, operations, prospects or financial condition, of the Company and its Subsidiaries, taken as a whole.

Section 3.05. Properties. (a) Each of the Company and its Material Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to the business of the Company and its Subsidiaries, taken as a whole, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. There are no Liens on any such property other than Liens permitted under Section 6.01.

(b) Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to the business of the Company and its Subsidiaries taken as a whole, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement, any Borrowing Subsidiary Agreement or the Transactions.

(b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in a Material Adverse Effect.

Section 3.07. Compliance with Laws and Agreements. Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property (including without limitation any “margin” rules or regulations promulgated by the Board) and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

Section 3.08. Investment Company Status. Neither the Company nor any of its Material Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.09. Taxes. Each of the Company and each of its Subsidiaries has timely filed or caused to be filed all material Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes shown to be due therefrom, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that could reasonably be expected to result in a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that could reasonably be expected to result in a Material Adverse Effect.

Section 3.11. Disclosure. None of the reports, financial statements, certificates or other written information furnished by or on behalf of any Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any Borrowing Subsidiary Agreement or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), taken as a whole, contain any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 3.12. Subsidiaries. Schedule 3.12 sets forth as of the date hereof a list of all Subsidiaries and the percentage ownership interest of the Company therein. As of the Effective Date, the shares of capital stock of such Subsidiaries will be fully paid and non-assessable and such shares and other ownership interests so indicated by Schedule 3.12 will be owned by the Company, directly or indirectly, free and clear of all Liens.

Section 3.13. Use of Proceeds. The proceeds of the Loans shall be applied by the Borrowers in accordance with the provisions of Section 5.08.

Section 3.14. Solvency. On the date of the first Borrowing hereunder and immediately after giving effect to such Borrowing, (a) the fair value of the assets of the Company, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Company will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Company does not intend to incur or does not believe it will incur debts and liabilities, subordinated, contingent or otherwise, beyond its ability to pay such debts and liabilities as they become absolute and matured; and (d) the Company will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

ARTICLE 4

CONDITIONS

Section 4.01. Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of John Goggins, Esq., Senior Vice President and General Counsel of the Company, and Skadden, Arps, Slate, Meagher & Flom LLP, special New York counsel for the Company, substantially in the form of Exhibit B-1 and B-2, respectively, and covering such other matters relating to the Company, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Company hereby requests such counsel to deliver such opinion.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Company, the authorization of the Transactions and any other legal matters relating to the Company, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the Chairman, the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) (including the representations and warranties set forth in Section 3.04) and (b) of Section 4.02.

(e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.

(f) The Lenders shall have received copies of all the financial statements referred to in Section 3.04, and all such financial statements shall be consistent in all material respects with other information previously provided to the Lenders.

(g) The Lenders shall have received a certificate of a responsible officer of the Company certifying that there are no actions, suits or proceedings (other than the Disclosed Matters) by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involves this Agreement, any Borrowing Subsidiary Agreement or the Transactions.

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 3:00 p.m., New York City time, on or prior to August 8, 2007 (and, in the event such conditions are not so satisfied or waived, the Facility Commitments shall terminate at such time).

Section 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Company set forth in this Agreement (other than the representations and warranties set forth in Section 3.04) and, in the case of a Borrowing by a Borrowing Subsidiary, the representations and warranties of such Borrowing Subsidiary in its Borrowing Subsidiary Agreement, shall be true and correct on and as of the date of such Borrowing.

(b) At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Company and, if applicable, the relevant Borrowing Subsidiary on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

Section 4.03. Each Borrowing Subsidiary Credit Event. The obligation of each Lender to make Loans hereunder to any Borrowing Subsidiary is subject to the satisfaction of the following conditions:

(a) The Administrative Agent (or its counsel) shall have received from each party thereto either (i) a counterpart of such Borrowing Subsidiary’s Borrowing Subsidiary Agreement or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page thereof) that such party has signed a counterpart of such Borrowing Subsidiary Agreement.

(b) The Administrative Agent shall have received a favorable written opinion of counsel for such Borrowing Subsidiary (which counsel shall be reasonably acceptable to the Administrative Agent), substantially in the form of Exhibit C (or such other form reasonably acceptable to the Administrative Agent), and covering such other matters relating to such Borrowing Subsidiary or its Borrowing Subsidiary Agreement as the Administrative Agent shall reasonably request.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Borrowing Subsidiary, the authorization of the Transactions relating to such Borrowing Subsidiary and any other legal matters relating to such Borrowing Subsidiary, its Borrowing Subsidiary Agreement or such Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

ARTICLE 5

AFFIRMATIVE COVENANTS

Until the Facility Commitments have expired or have been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Company covenants and agrees with the Lenders that:

Section 5.01. Financial Statements and Other Information. The Company will furnish to the Administrative Agent:

(a) within 70 days after the end of each fiscal year of the Company (or the number of days that is ten days more than such shorter period as may be required by the Securities and Exchange Commission), its audited consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows as of the end of and for such year, setting forth in each case comparative figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company (or the number of days that is five days more than such shorter period as may be required by the Securities and Exchange Commission), its consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year and statements of cash flow for the then elapsed portion of the fiscal year, setting forth in each case comparative figures for the corresponding periods of the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.05 and 6.06 and (iii) stating whether any material change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 affecting the Company and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

(e) promptly after the same become publicly available, copies of all periodic and other material reports (other than reports relating to employee benefit matters or employment plans) and proxy statements filed by the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be, and all material amendments to any of the foregoing; and

(f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent may reasonably request.

Section 5.02. Notices of Material Events. The Company will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Subsidiary thereof that could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount that could reasonably be expected to result in a Material Adverse Effect; and

(d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03. Existence; Conduct of Business. The Company will, and will cause each of its Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of the business of the Company and its Subsidiaries, taken as a whole; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.02.

Section 5.04. Payment of Obligations. The Company will, and will cause each of its Subsidiaries to, pay its obligations, including material Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.05. Maintenance of Properties; Insurance. The Company will, and will cause each of its Material Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations; provided that any such insurance may be maintained through a program of self-insurance to the extent deemed prudent by the Company in its reasonable business judgment (which determination shall take into account the self-insurance practices customary among such companies, to the extent the Company has knowledge thereof without any investigation).

Section 5.06. Books and Records; Inspection Rights. The Company will, and will cause each of its Material Subsidiaries to, keep proper books of record and account in accordance with GAAP (or, the case of a foreign Subsidiary, generally accepted accounting principles in the jurisdiction of organization of such foreign Subsidiary). The Company will, and will cause each of its Material Subsidiaries to, permit any representatives designated by the Administrative Agent on its own initiative or at the request of the Required Lenders, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

Section 5.07. Compliance with Laws. The Company will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including ERISA), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.08. Use of Proceeds. The proceeds of the Loans will be used only for general corporate purposes, including without limitation the Company’s share repurchase plan. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

ARTICLE 6

NEGATIVE COVENANTS

Until the Facility Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Company covenants and agrees with the Lenders that:

Section 6.01. Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(a) Permitted Encumbrances;

(b) any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth in Schedule 6.01; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof (other than by an amount equal to any costs and expenses incurred in connection with such extension, renewal, refinancing or replacement);

(c) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary or any Lien on any asset of any Person existing at the time such Person is merged into or consolidated with the Company or a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary or such merger, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary or the date of such merger, as the case may be, and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof (other than by an amount equal to any costs and expenses incurred in connection with such extension, renewal, refinancing or replacement);

(d) any Lien on any asset (i) initially securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset or (ii) securing Indebtedness incurred to extend, renew, refinance or replace the Indebtedness then secured by such Lien, provided that (x) such Lien attaches to such asset concurrently with or within 180 days after the acquisition thereof and (y) the principal amount of Indebtedness secured by such Lien shall not be increased in connection with any extension, renewal, refinancing or replacement of such Indebtedness (other than by an amount equal to any costs and expenses incurred in connection with such extension, renewal, refinancing or replacement);

(e) any Lien arising in connection with the financing of accounts receivable by the Company or any of its Subsidiaries, provided that the uncollected amount of account receivables subject at any time to any such financing shall not exceed $150,000,000;

(f) any Lien on any property sold or transferred pursuant to a transaction permitted under Section 6.04;

(g) any Lien in favor of the Company or any Subsidiary granted by the Company or any Subsidiary in order to secure any intercompany obligations;

(h) any Lien granted or arising in connection with any legal proceeding to the extent such proceeding has not resulted in an Event of Default under paragraph (k) of Article 7; and

(i) any Lien to secure Indebtedness and other obligations if, at any date, immediately after the incurrence thereof, the sum (without duplication) of all amounts secured by Liens which would not be permitted but for this clause (i) does not exceed $250,000,000.

Section 6.02. Fundamental Changes. (a) The Company will not (i) merge or consolidate with any other Person or (ii) permit any Designated Subsidiary to merge or consolidate with any other Person, except that (1) the Company and any Designated Subsidiaries may merge into or consolidate with each other, (2) the Company may merge or consolidate with any other Person in accordance with subsection (c) and (3) any Designated Subsidiary may merge or consolidate with any other Person so long as the surviving entity of such merger or consolidation is a Designated Subsidiary. The Company will not, and will not permit any Designated Subsidiary to, liquidate or dissolve.

(b) (i) The Company will not sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of the Company and its consolidated Subsidiaries, taken as a whole, or all or substantially all of the stock or other equity interests of any Designated Subsidiary and (ii) the Company will not permit any Designated Subsidiary to sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of such Designated Subsidiary and its subsidiaries, taken as a whole, except (1) the Company and any Designated Subsidiaries may consummate any transaction described in clause (i) or (ii) with the Company or any other Designated Subsidiary and (2) the Company may consummate any transaction described in clause (i) in accordance with subsection (c).

(c) The Company may consummate any of the transactions described in clauses (a)(i) and (b)(i) of this Section if (i) the surviving corporation in any such merger or consolidation or the Person which acquires all or substantially all of the assets of the Company and its consolidated Subsidiaries or all or substantially all of the capital stock or other equity interests of a Designated Subsidiary shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia (the “Successor Corporation”) and shall expressly assume, pursuant to documentation in form reasonably satisfactory to the Required Lenders, the due and punctual payment of the principal of and interest on the Loans and all other amounts payable under this

Agreement and the payment and performance of every covenant hereof on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and (iii) immediately after giving effect to such transaction, (x) the Company and its Subsidiaries are in compliance, on a pro-forma basis, with the covenants contained in Sections 6.05 and 6.06 recomputed as of the last day of the most recently ended fiscal quarter of the Company, as if such transaction had occurred on the first day of each relevant period for testing such compliance and (y) the Company shall have delivered to the Lenders, at least 10 Business Days prior to the consummation of any such transaction, a certificate of a Financial Officer of the Company certifying that the condition precedent set forth in clause (iii)(x) with respect to such transaction will be complied with and setting forth in reasonable detail the calculations required to demonstrate such compliance and the assumptions used by the Company to make such calculations.

(d) The Company will not permit any Borrowing Subsidiary to merge, consolidate, liquidate or dissolve unless, in addition to the conditions set forth in clause (a) of this Section (if applicable), the surviving entity, or the entity into which such Borrowing Subsidiary liquidates or dissolves, is a Borrower and assumes all Obligations of such Borrowing Subsidiary.

(e) The Company will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company and its Subsidiaries on the Effective Date and businesses reasonably related or complementary thereto.

Section 6.03. Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties (considering such transactions and all other related transactions as a whole) and (b) transactions between or among the Company and its Subsidiaries.

Section 6.04. Sale and Lease-Back Transactions. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any arrangement with any Person (other than a Subsidiary) whereby it shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred, except for any such arrangement or arrangements with an aggregate sale price not exceeding at any time $250,000,000.

Section 6.05. Total Debt to EBITDA Ratio. The Total Debt to EBITDA Ratio will not exceed 4.0 to 1.0 at the end of any fiscal quarter.

Section 6.06. Interest Coverage Ratio. The Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Company will not be less than 3.0 to 1.0.

ARTICLE 7

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur and be continuing:

(a) any Borrower shall fail to pay any principal of any Loan of such Borrower when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Borrower shall fail to pay any interest on any Loan of such Borrower or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable by such Borrower under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary in or in connection with this Agreement, any Borrowing Subsidiary Agreement or any amendment or modification hereof or thereof, or in any certificate or other document furnished pursuant to or in connection with this Agreement, any Borrowing Subsidiary Agreement or any amendment or modification hereof or thereof, shall prove to have been incorrect in any material respect when made or deemed made;

(d) the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to the Company’s existence), 5.08 or in Article 6;

(e) the Company shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any Borrowing Subsidiary Agreement (other than those specified in clause (a), (b), (c) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Company;

(f) the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any grace period applicable thereto);

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness (so long as such Indebtedness is paid when due (or within any applicable grace period)) or (ii) any Indebtedness that is mandatorily prepayable prior to the scheduled maturity thereof with the proceeds of the issuance of capital stock, the incurrence of other Indebtedness or the sale or other disposition of any assets, so long as such Indebtedness is so prepaid in full with such proceeds when due (or within any applicable grace period) and such event shall not have otherwise resulted in an event of default with respect to such Indebtedness;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Company or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) the Company or any Material Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $50,000,000 (excluding any amount of such judgment as to which an Acceptable Insurer has acknowledged liability) shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action, which shall not be effectively stayed, shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;

(l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount that could reasonably be expected to result in a Material Adverse Effect;

(m) the Company shall fail to observe or perform any covenant, condition or agreement contained in Article 9 or the guarantee of the Company hereunder shall not be (or shall be claimed by the Company or any Subsidiary not to be) valid or in full force and effect;

(n) a Change in Control shall occur; or

(o) (i) the Company shall have merged or consolidated with any Person or any Person shall have acquired all or substantially all of the assets of the Company and its consolidated Subsidiaries, taken as a whole, or all or substantially all of the capital stock or other equity interests of any Designated Subsidiary, (ii) either the Company or the Person with which it is merging or consolidating or the Person which is acquiring such assets or capital stock or other equity interests shall at the time of such merger or consolidation or acquisition have been rated by a rating agency and (iii) the Successor Corporation shall not have in effect a rating of at least Baa1 from Moody’s or BBB+ from Standard & Poor’s on the 90th day following the consummation of such merger or consolidation or acquisition, as the case may be;

then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may (with the consent of the Required Lenders), and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Facility Commitments, and thereupon the Facility Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and in case of any event with respect to the Company described in clause (h) or (i) of this Article, the Facility Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and in the case of any event with respect to any Borrowing Subsidiary described in clause (h) or (i) of this Article, (i) the eligibility of such Borrowing Subsidiary to borrow shall thereupon terminate and (ii) the Loans of such Borrowing Subsidiary shall become immediately due and payable, together with accrued interest thereon and all fees and other obligations thereunder of such Borrowing Subsidiary accrued thereunder, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrowing Subsidiary.

ARTICLE 8

THE ADMINISTRATIVE AGENT

Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by a Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any Borrowing Subsidiary Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any Borrowing Subsidiary Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by an authorized officer. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor (and, at any time when no Default shall have occurred and is continuing, with the prior written consent of the Company). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

ARTICLE 9

GUARANTEE

In order to induce the Lenders to extend credit hereunder, the Company hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the Obligations. The Company further agrees that the due and punctual payment of the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its Guarantee hereunder notwithstanding any such extension or renewal of any Obligation.

The Company waives presentment to, demand of payment from and protest to any Borrowing Subsidiary of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Company hereunder shall not be affected by (a) the failure of any Lender or the Administrative Agent to assert any claim or demand or to enforce any right or remedy against any Borrowing Subsidiary under the provisions of this Agreement or otherwise; (b) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, any Borrowing Subsidiary Agreement or any other agreement; or (c) the failure of any Lender to exercise any right or remedy against any Borrowing Subsidiary.

The Company further agrees that its agreement hereunder constitutes a promise of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any Lender to any balance of any deposit account or credit on the books of any Lender in favor of any Borrower or any other person.

The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Company hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification in respect of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of the Company or any other Borrower as a matter of law or equity.

The Company further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any Lender upon the bankruptcy or reorganization of any Borrower or otherwise.

In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent or any Lender may have at law or in equity against the Company by virtue hereof, upon the failure of any Borrowing Subsidiary to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, in cash the amount of such unpaid Obligation. The Company further agrees that if payment in respect of any Obligation shall be due in a currency other than dollars and/or at a place of payment other than New York and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or similar event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the judgment of any applicable Lender, not consistent with the protection of its rights or interests, then, at the election of any applicable Lender, the Company shall make payment of such Obligation in dollars (based upon the applicable exchange rate in effect on the date of payment) and/or in New York, and shall indemnify such Lender against any losses or expenses that it shall sustain as a result of such alternative payment.

Upon payment by the Company of any Obligation, each Lender shall, in a reasonable manner, assign the amount of such Obligation owed to it and so paid to the Company, such assignment to be pro tanto to the extent to which the Obligation in question was discharged by the Company, or make such disposition thereof as the Company shall direct (all without recourse to any Lender and without any representation or warranty by any Lender).

Upon payment by the Company of any sums as provided above, all rights of Company against any Borrowing Subsidiary arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations owed by such Borrowing Subsidiary to the Lenders.

None of the Syndication Agent and the Documentation Agent, in their capacities as such, shall have any duties or obligations of any kind under this Agreement.

ARTICLE 10

MISCELLANEOUS

Section 10.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to any Borrower, to it in care of the Company, at 99 Church Street, New York, NY 10007 (after September 1, 2007, at 7 World Trade Center, 250 Greenwich Street New York, NY 10007), Attention of Jeanne Dering (Telecopy No. 212-298-7085), with a copy to Attention of Felix Sotomayor (Telecopy No. 212-553-0084);

(ii) if to the Administrative Agent, to Loan and Agency Services, JPMorgan Chase Bank, N.A., 10 South Dearborn, Floor 7, Chicago, IL 60623, Attention of Maribel Lorenzo (Telecopy No. 312-385-7096), with a copy to JPMorgan Chase Bank, N.A., JPMorgan Chase Bank, N.A. 277 Park Avenue, Floor 22, New York, NY 10172, Attention of Craig DeSousa (Telecopy No. 646-534-0691); and

(iii) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of a Lender, by notice to the Company and the Administrative Agent). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 10.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any Borrowing Subsidiary Agreement nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or by the Company and the Administrative Agent with the consent of the Required Lenders (and, in the case of a Borrowing Subsidiary

Agreement, the applicable Borrowing Subsidiary); provided that no such agreement shall (i) increase the Facility Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Facility Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.15(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender or (vi) release the Company from, or limit or condition, its obligations under Article 9, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

Section 10.03. Expenses; Indemnity; Damage Waiver. (a) The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any Borrowing Subsidiary Agreement or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of no more than one counsel for the Administrative Agent and one counsel for the Lenders (unless representation of the Lenders by the same counsel would be inappropriate due to actual or potential conflicts of interests among them, in which case the Lenders shall have right to separate counsel, at the expense of the Company) in connection with the enforcement or protection of its rights in connection with this Agreement or any Borrowing Subsidiary Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

(b) The Company shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any Borrowing Subsidiary Agreement or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses result from the gross negligence or willful misconduct of such Indemnitee.

(c) To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

(d) To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any Borrowing Subsidiary Agreement or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable promptly after written demand therefor.

Section 10.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto (including any Borrowing Subsidiaries) and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or under any Borrowing Subsidiary Agreement without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Facility Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Company, provided that no consent of the Company shall be required for an assignment to a Lender or an Affiliate of a Lender or, if an Event of Default has occurred and is continuing, any other assignee; and

(B) the Administrative Agent.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of any assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Facility Commitment and/or Loans, the amount of the Facility Commitment and/or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company and the Administrative Agent otherwise consent; provided that no consent of the Company shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

(D) if an Event of Default has occurred and is continuing, the assigning Lender shall provide prior written notice to the Company of such assignment; provided that the failure of provide such notice shall not in any way affect the validity of such assignment;

(E) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(iii) Subject to acceptance and recording pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.12, Section 2.13, Section 2.14 and Section 10.03). Notwithstanding any other provision of this Agreement, if any Lender shall assign any of its rights or obligations hereunder to any assignee (including an Affiliate of such Lender) that, but for this sentence, would be entitled, immediately following such assignment, to claim a greater amount than such assigning Lender under Section 2.11, Section 2.12 and Section 2.13, such assignee shall not have the right to claim such greater amount; provided that nothing in this sentence shall limit the right of any such assignee to make claims (x) for amounts not in excess of those that could have been claimed by the assigning Lender, (y) to the extent such claims arise from one or more Changes in Law, or from the designation of one or more Borrowing Subsidiaries, or (z) from a change in the office, branch or other place of business from which any payment hereunder is made by any Borrower, in each case after the date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with and subject to the limitations set forth in, paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers shall maintain at one of its offices in The City of New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Facility Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice, and the Company may at any time request that the Administrative Agent provide a list of Lenders as of the date of such request.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of any Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Facility Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Section 2.12, Section 2.13, and Section 2.14, to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph b of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.15(c) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.12, Section 2.13 or Section 2.14, and than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.14, unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.14(e) as though it were a Lender.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(e) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”) of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company, the option to provide to the Company all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to Section 2.01, provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) all credit decisions (including without limitation any decisions with respect to amendments and waivers) will continue to be made by the Granting Lender. The making of a Loan by an SPC hereunder shall utilize the Facility Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any payment under this Agreement for which a Lender would otherwise be liable, for so long as, and to the extent, the related Granting Lender makes such payment. In furtherance of the foregoing, each party hereto hereby agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section, any SPC may (i) with notice to, but without the prior written consent of, the Company or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender in connection with liquidity and/or credit facilities to or for the account of such SPC to fund such Loans and (ii) subject to the provisions of Section 10.12, disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC.

Section 10.05. Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and in the Borrowing Subsidiary Agreements and the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default (other than a Default which has been waived in accordance with Section 10.02) or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Facility Commitments have not expired or terminated. The provisions of Sections 2.12, 2.13, 2.14 and 10.03 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Facility Commitments or the termination of this Agreement or any provision hereof.

Section 10.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto (excluding any Borrowing Subsidiaries), and thereafter shall be binding upon and inure to the benefit of the parties hereto (including any Borrowing Subsidiaries) and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Borrower against any of and all the amounts then due and owing by the Borrower under this Agreement to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 10.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its properties in the courts of any jurisdiction.

(c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement (including any Borrowing Subsidiaries) irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 10.10. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 10.12. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Company. For the purposes of this Section, “Information” means all information received from the Company relating to the Company or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Company. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 10.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 10.14. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto (including any Borrowing Subsidiary) agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the

Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 10.14 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

Section 10.15. USA Patriot Act. Each Lender hereby notifies the Company that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender to identify the Company in accordance with said Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MOODY’S CORPORATION

By:	/s/ Linda S. Huber
Name:	Linda S. Huber
Title:	Executive Vice President & Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as a Lender and as Administrative Agent

By:	/s/ Deborah R. Winkler
Name:	Deborah R. Winkler
Title:	Vice President

BANK OF AMERICA, N.A., as a Lender and as Syndication Agent

By:	/s/ Steven J. Melicharek
Name:	Steven J. Melicharek
Title:	Senior Vice President

WACHOVIA BANK, N.A., as a Lender and as Documentation Agent

By:	/s/ Mark L. Cook
Name:	Mark L. Cook
Title:	Director

EXHIBIT A

[FORM OF]

ASSIGNMENT AND ASSUMPTION

Reference is made to the Interim Loan Agreement dated as of August 8, 2007 (as amended, modified, supplemented or waived, the “Interim Loan Agreement”), among Moody’s Corporation, the Borrowing Subsidiaries party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, and Wachovia Bank, N.A., as Documentation Agent. Capitalized terms used but not defined herein shall have the meanings specified in the Interim Loan Agreement.

1. The Assignor named below hereby sells and assigns, without recourse to the Assignor, to the Assignee named below, and the Assignee hereby purchases and assumes, without recourse to the Assignor, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Interim Loan Agreement, including, without limitation, (i) the interests set forth below in the Facility Commitment of the Assignor on the Assignment Date, and all Loans, owing to the Assignor which are outstanding on the Assignment Date and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person arising under or in connection with the Interim Loan Agreement, documents delivered pursuant thereto or the transactions governed thereby. The Assignee hereby acknowledges receipt of a copy of the Interim Loan Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Interim Loan Agreement and, to the extent of the interests assigned by this Assignment and Assumption, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Assumption, relinquish its rights and be released from its obligations under the Interim Loan Agreement.

2. This Assignment and Assumption is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.14(e) of the Interim Loan Agreement, and (ii) if the Assignee is not already a Lender under the Agreement, an Administrative Questionnaire in the form provided by the Administrative Agent.

3. This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee’s Address for Notices:

Effective Date of Assignment (“Assignment Date”):

Facility	Principal Amount Assigned	Percentage Assigned of Facility Commitment (set forth, to at least 8 decimals, as a percentage of the Facility and the aggregate Facility Commitments/Loans of all Lenders thereunder)
Commitment Assigned:	$	%
Loans Assigned:	$	%

The terms set forth herein

are hereby agreed to:

Consented to and Accepted (if required):

, as Assignor	MOODY’S CORPORATION

By:	By:
Name:	Name:
Title:	Title:

Consented to and Accepted:

, as Assignee	JPMORGAN CHASE BANK, N.A., as Administrative Agent,

By:	By:
Name:	Name:
Title:	Title:

EXHIBIT B-1

[FORM OF OPINION OF COUNSEL FOR THE BORROWER]

B-1-1

EXHIBIT B-2

[FORM OF OPINION OF SPECIAL COUNSEL FOR THE BORROWER]

B-2-1

EXHIBIT C

[FORM OF OPINION OF COUNSEL FOR BORROWING SUBSIDIARY]

C-1

EXHIBIT D

FORM OF

BORROWING SUBSIDIARY AGREEMENT dated as of [            ], 20[    ], among MOODY’S CORPORATION, a Delaware corporation (the “Company”), [Name of Borrowing Subsidiary], a [            ] corporation (the “New Borrowing Subsidiary”), JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), Bank of America, N.A., as Syndication Agent, and Wachovia Bank, N.A., as Documentation Agent.

Reference is hereby made to the $500,000,000 Interim Loan Agreement dated as of August 8, 2007 (as amended, supplemented or otherwise modified from time to time, the “Interim Loan Agreement”), among the Company, the Borrowing Subsidiaries party thereto, the Lenders party thereto, the Administrative Agent, Bank of America, N.A., as Syndication Agent, and Wachovia Bank, N.A., as Documentation Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Interim Loan Agreement. Under the Interim Loan Agreement, the Lenders have agreed, upon the terms and subject to the conditions therein set forth, to make Loans to the Borrowing Subsidiaries, and the Company and the New Borrowing Subsidiary desire that the New Borrowing Subsidiary become a Borrowing Subsidiary. The Company represents that it owns or Controls at least [ ]% of the voting power of the New Borrowing Subsidiary. Each of the Company and the New Borrowing Subsidiary represent and warrant that the representations and warranties of the Company in the Interim Loan Agreement relating to the Borrowing Subsidiary and this Agreement are true and correct on and as of the date hereof. The Company agrees that the Guarantee of the Company contained in the Interim Loan Agreement will apply to the Obligations of the New Borrowing Subsidiary. Upon execution of this Agreement by each of the Company, the New Borrowing Subsidiary and the Administrative Agent, the New Borrowing Subsidiary shall be a party to the Interim Loan Agreement and shall constitute a “Borrowing Subsidiary” and a “Borrower” for all purposes thereof, and the New Borrowing Subsidiary hereby agrees to be bound by all provisions of the Interim Loan Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

MOODY’S CORPORATION

By:
Name:
Title:

[NAME OF NEW BORROWING SUBSIDIARY]

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

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EXHIBIT E

FORM OF

BORROWING SUBSIDIARY TERMINATION

JPMorgan Chase Bank, N.A.,

as Administrative Agent

for the Lenders referred to below

c/o JPMorgan Chase Bank, N.A.

270 Park Avenue

New York, NY 10017

[Date]

Ladies and Gentlemen:

The undersigned, Moody’s Corporation (the “Company”), refers to the $500,000,000 Interim Loan Agreement dated as of August 8, 2007 (as amended, supplemented or otherwise modified from time to time, the “Interim Loan Agreement”), among the Company, the Borrowing Subsidiaries party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, and Wachovia Bank, N.A., as Documentation Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Interim Loan Agreement.

The Company hereby terminates the status of [            ] (the “Terminated Borrowing Subsidiary”) as a Borrowing Subsidiary under the Interim Loan Agreement. [The Company represents and warrants that no Loans made to the Terminated Borrowing Subsidiary are outstanding as of the date hereof and that all amounts payable by the Terminated Borrowing Subsidiary in respect of interest (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Interim Loan Agreement) pursuant to the Interim Loan Agreement have been paid in full on or prior to the date hereof.] [The Company acknowledges that the Terminated Borrowing Subsidiary shall continue to be a Borrowing Subsidiary until such time as all Loans made to the Terminated Borrowing Subsidiary shall have been prepaid and all amounts payable by the Terminated Borrowing Subsidiary in respect of interest (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Interim Loan Agreement) pursuant to the Interim Loan Agreement shall have been paid in full, provided that the Terminated Borrowing Subsidiary shall not have the right to make further Borrowings, under the Interim Loan Agreement.]

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This instrument shall be construed in accordance with and governed by the laws of the State of New York.

Very truly yours,

MOODY’S CORPORATION

By:
Name:
Title:

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EXHIBIT F

FORM OF

NON-BANK CERTIFICATE

Reference is made to the Interim Loan Agreement, dated as of August 8. 2007 (as amended, supplemented or otherwise modified from time to time, the “Interim Loan Agreement”) among Moody’s Corporation, a Delaware corporation (the “Company”), the several banks and other financial institutions from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, and Wachovia Bank, N.A., as Documentation Agent. Capitalized terms used but not defined herein shall have the meanings set forth in the Interim Loan Agreement.

                         (the “Lender”) is provided this certificate pursuant to subsection 2.13(e) of the Interim Loan Agreement. The Lender hereby represents and warrants that:

1. The Lender is the sole record and beneficial owner of the Loans or the obligations evidenced by Note(s) in respect of which it is providing this certificate.

2. The Lender is not a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”). In this regard, the Lender further represents and warrants that:

(a) the Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

(b) the Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

3. The Lender is not a 10-percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code; and

4. The Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

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IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

Dated:	[NAME OF LENDER]

By:
Name:
Title:

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